EXHIBIT B-10-(i)(3)

                      SECOND AMENDMENT TO
                        CREDIT AGREEMENT


     This Second Amendment to Credit Agreement (this "Second Amendment"), dated as of October 13, 1998, is made and entered into by and among GOLD KIST INC., a cooperative marketing association organized and existing under the laws of the State of Georgia (the "Borrower"), various banks and other lending institutions as are, or may from time to time become, parties hereto (collectively, the "Lenders" and individually, a "Lender"), and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH ("Rabobank") as Agent for the Lenders.

                      W I T N E S S E T H:

     WHEREAS, the parties hereto are parties to that certain Credit Agreement, dated as of August 4, 1998, as amended by that First Amendment to Credit Agreement dated as of October 13, 1998 (and as may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

     WHEREAS, the Borrower has requested that the Agent and the Lenders (i) permit the Borrower to sell certain assets to Southern States Cooperative, (ii) permit the Borrower to purchase the SSC Securities (as defined below) and (iii) provide for the issuance of the Letter of Credit (as defined below) to support certain obligations of the Borrower incurred in connection with the purchase of the SSC Securities;

     WHEREAS, the Agent and the Lenders are willing to permit the foregoing actions of the Borrower and to provide for the issuance of the Letter of Credit on the terms and conditions set forth herein; and

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1.  Amendments.  The terms of the Credit
Agreement are hereby amended as follows:

     (1)  Additions to Section 1.1.  Section 1.1 of the Credit
Agreement is amended by adding thereto the following defined terms:

          "Additional Collateral" shall have the meaning given thereto in Section 6.17

          "Additional Collateral Value" shall mean (i) prior to the Appraisal Date, 50% of the aggregate insured value of the Additional Collateral and (ii) after the Appraisal Date, 70% of the Appraised Value of the Additional Collateral; provided, however, (a) in the event that the Borrower fails to provide the appraisals required pursuant to Section 6.18, "Additional Collateral Value" shall mean 0, and (b) in the event that the Appraised Value as set forth in the appraisals required pursuant to
     Section 6.18 is less than $105,000,000, "Additional Collateral Value" shall mean 70% of such lesser Appraised Value.

          "Appraisal Date" shall mean the date which is sixty days after the Second Amendment Closing Date

          "Appraised Value" shall have the meaning given thereto in Section 6.18.

          "Authority" means any Federal, state or local governmental authority, central bank or any agency or instrumentality thereof.

          "Borrowing Base Increase" shall mean (a) the lesser of (i) $75,000,000 and (ii) the Additional Collateral Value minus (b) the sum of, without duplication, (i) the amount of all prepayments required pursuant to Section 3.1(f)(iii) plus (ii) the amount of all other prepayments of the L/C Loan plus (iii) in the event of a termination of the Letter of Credit (other than as a result of a draw of the full stated amount thereunder), the remaining amount of the Borrowing Base Increase.

          "Commitment Share" means, for any Lender, the percentage that such Lender's Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments of all the Lenders.

          "Default Rate" means a rate per annum equal to the Base Rate plus two percent (2%).

          "Issuing Bank" means Rabobank in its capacity as the issuer of the Letter of Credit.

          "L/C Loan" means the Revolving Loan made pursuant to
     Section 2A.5(iii) and any refunding, continuation or conversion thereof pursuant to Section 3.6.

          "Letter of Credit" shall mean a commercial stand-by letter of credit in the form attached to this Second Amendment as Exhibit A issued on the Second Amendment Closing Date by the Issuing Bank for the account of the Borrower pursuant to Article 2A in the face amount of $100,000,000.

          "Letter of Credit Fee" shall have the meaning given thereto in Section 2A.8.

          "Letter of Credit Obligations" shall mean, at any particular time, the sum of (a) the Reimbursement Obligations at such time and (b) the aggregate maximum amount available for drawing under the Letter of Credit at such time.

          "Letter of Credit Application Agreement" shall mean, with respect to the Letter of Credit, such form of application therefor (whether in a single or several documents) as the Issuing Bank may employ in the ordinary course of business for its own account.

          "Reimbursement Obligations" means the reimbursement or repayment obligations of the Borrower to the Issuing
     Bank pursuant to Section 2A.5 with respect to the Letter of Credit.

          "Second Amendment Closing Date" shall mean the later of (i) October 13, 1998 or (ii) the date as of which all conditions precedent to the effectiveness of this Second Amendment have been satisfied or waived by the Agent, the Issuing Bank and the Lenders.

          "Second Escrow Agreement" shall mean an escrow agreement executed and delivered by the Borrower pursuant to which the Agent is authorized and directed to file Real Property Mortgages upon Real Property to satisfy the requirements of Section 6.18.

          "SSC Securities" means the $40,000,000 Series B Cumulative Redeemable Preferred Stock and the $60,000,000 Series B Capital Securities issued by Southern States Cooperative or Southern States Capital Trust, respectively, and purchased by the Borrower pursuant to the Commitment Letter between the Borrower and Southern States Cooperative dated as of October 13, 1998.

          "SSC Pledge Agreement" shall mean a pledge agreement granting a security interest in the SSC Securities to the Lenders, executed and delivered by the Borrower in form and substance similar to the Pledge Agreement and acceptable to the Agent.

     (2)  Amendment to Section 1.1.  Section 1.1 of the Credit
Agreement is amended by deleting each of the following existing definitions and substituting therefore the following:

          "Borrowing Base" shall mean, as of the last day of any calendar month, an amount equal to (a) the sum of
     (i) 80% of all Eligible Receivables as of such date of determination; plus (ii) 50% of Eligible Inventory as of such date of determination; plus (iii) during any period that the Lenders have a perfected, first priority security interest in the ADM Shares, 80% of the Market Value of ADM Shares as of such date of determination; plus (iv) Borrowing Base Increase; provided however, that prior to December 1, 1998, the Borrowing Base shall not include any amounts attributable to the Agri Services Assets.

          "Borrowing Base Certificate" shall mean a certificate, duly executed by the chief financial officer, chief accounting officer or treasurer of the Borrower, appropriately completed and substantially in the form of Exhibit I to this Second Amendment.

          "Loan Documents" shall mean and include, as the context requires, this Agreement, the Notes, the Collateral Documents, the Subsidiary Guaranty, the Letter of Credit, any Letter of Credit Application Agreement, and any and all other instruments, agreements, documents and writings contemplated hereby or executed in connection herewith.

          "Required Lenders" shall mean, at any time, any Lender or group of Lenders holding at least 66 2/3% of either (a) the sum of the Commitments, whether or not advanced, or (b) if such Commitments have terminated, 66 2/3% of the sum of the outstanding Loans and Letter of Credit Obligations.

     (3)  Amendment to Section 1.1.  Section 1.1 of the Credit
Agreement is amended by deleting paragraph (e) from the definition of "Funded Debt" and adding thereto the following:

          (e) obligations outstanding under the 364-Day Loans and under any other credit facility with a maturity of less than one year, to the extent that such obligations exceed eighty percent (80%) of the Borrower's inventory balance as of the date of such calculation; and

          (f)  Letter of Credit Obligations.

     (4) Addition of Article 2A. The following Article 2A is hereby added to the Credit Agreement:

                          ARTICLE 2A
                   LETTER OF CREDIT FACILITY

     Section 2A.1. Obligation to Issue. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrower herein set forth, the Issuing Bank shall issue on the Second Amendment Closing Date the Letter of Credit in accordance with this
Article 2A.

     Section 2A.2. Types and Amounts. The Issuing Bank shall have no obligation to issue the Letter of Credit:

          (a) if the aggregate maximum amount then available for drawing under the Letter of Credit, after giving effect to the issuance of the Letter of Credit, shall exceed any limit imposed by law or regulation upon the Issuing Bank;

          (b) if the issuance of the Letter of Credit would violate the provisions of any Section of this Credit
     Agreement, including, without limitation, Section 3.2; or

          (c)  with an expiration date after the Revolving
Loan Maturity Date.

     Section 2A.3. Conditions. In addition to being subject to the satisfaction of the conditions contained in Article IV, the obligation of the Issuing Bank to issue the Letter of Credit is subject to the satisfaction in full or waiver by the Agent, the Issuing Bank and the Lenders of the following conditions:

          (a) the Borrower shall have delivered to the Issuing Bank, at such times and in such manner as the Issuing Bank may prescribe, the Letter of Credit Application Agreement and such other documents and materials as may be required pursuant to the terms thereof, all satisfactory in form and substance to the Issuing Bank and the terms of the Letter of Credit shall be satisfactory in form and substance to the Issuing Bank; and

          (b) as of the date of issuance no order, judgment or decree of any court, arbitrator or Authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing the Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law) from any Authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of letters of credit generally or the issuance of the Letter of Credit.

          (c)  All Real Estate Mortgages shall have been filed
with the appropriate     Authority sufficient to grant a first
priority lien in favor of the Agent against the Real property listed on Schedule 6.17.

     Section 2A.4.  Issuance of the Letter of Credit.

     (a) Request for Issuance. Before the issuance of the Letter of Credit, the Borrower shall give the Issuing Bank a written notice containing the original signature of an authorized officer or employee of the Borrower specifying the date on which such requested Letter of Credit is to expire and the person for whose benefit the Letter of Credit is to be issued.

     (b) Issuance; Notice of Issuance. If the applicable conditions set forth in this Agreement are satisfied, the Issuing Bank shall issue the requested Letter of Credit, give each Lender written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of the Letter of Credit, and deliver to each Lender in connection with such notice a copy of the Letter of Credit issued by the Issuing Bank.

     (c) No Extension or Amendment. The Issuing Bank shall not extend or amend the Letter of Credit without the prior written consent of the Lenders.

     Section 2A.5.  Reimbursement Obligations; Duties of the
Issuing Bank.

     (a) Reimbursement. Notwithstanding any provisions to the contrary in any Letter of Credit Application Agreement:

          (i) the Borrower shall reimburse the Issuing Bank for drawings under the Letter of Credit (a "Reimbursement
     Obligation") on the Business Day the payment is made by the Issuing Bank;

          (ii) any Reimbursement Obligation shall bear interest from the date of the relevant drawing under the Letter of Credit until the date of payment in full thereof at a rate per annum equal to (A) prior to the date that is 3 Business Days after the date of the related payment by the Issuing Bank, the Base Rate and
     (B) thereafter, the Default Rate; and

          (iii) in order to implement the foregoing, upon the occurrence of a draw under any Letter of Credit, unless the Issuing Bank is reimbursed in accordance with subsection (i) above, the Borrower irrevocably authorizes and directs the Agent to treat such nonpayment as a Notice of Borrowing in the amount of such Reimbursement Obligation and to make a Revolving Loan (the "L/C Loan") to Borrower in such amount regardless of whether (i) the conditions precedent to the making of Loans hereunder have been met or (ii) the making of such Loan would violate the provision of any section of this Credit Agreement, including without limitation, Sections 3.2(a) and 3.2(c). The Borrower further irrevocably authorizes and directs the Agent to credit the proceeds of such Loan to the Issuing Bank so as to immediately eliminate the liability of the Borrower for Reimbursement Obligations under the Letter of Credit.

     (b) Duties of the Issuing Bank. Any action taken or omitted to be taken by the Issuing Bank in connection with the Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Issuing Bank under any resulting liability to any Lender. In determining whether to pay under the Letter of Credit, the Issuing Bank shall have no obligation relative to the Lenders other than to confirm that any documents required to have been delivered under the Letter of Credit appear to comply on their face, with the requirements of the Letter of Credit.

     Section 2A.6.  Participations.

     (a) Purchase of Participations. Immediately upon issuance by the Issuing Bank of the Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Share, in the Letter of Credit.

     (b) Sharing of Letter of Credit Payments. In the event that the Issuing Bank makes any payment under the Letter of Credit for which the Borrower shall not have repaid such amount to the Issuing Bank pursuant to Section 2A.7 hereof or which cannot be paid by a Loan pursuant to subsection (iii) of
Section 2A.5, the Issuing Bank shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Issuing Bank such Lender's Commitment Share of the amount of such payment in same day funds. If the Issuing Bank so notifies such Lender prior to 10:00 A.M. (Atlanta, Georgia time) on any Business Day, such Lender shall make available to the Issuing Bank its Commitment Share of the amount of such payment on such Business Day in same day funds. If and to the extent such Lender shall not have so made its Commitment Share of the amount of such payment available to the Issuing Bank, such Lender agrees to pay to the Issuing Bank forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the Issuing Bank at the Base Rate for the first 3 days and thereafter at the Default Rate. The failure of any Lender to make available to the Issuing Bank its Commitment Share of any such payment shall neither relieve nor increase the obligation of any other Lender hereunder to make available to the Issuing Bank its Commitment Share of any payment on the date such payment is to be made.

     (c) Sharing of Reimbursement Obligation Payments. Whenever the Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Issuing Bank has received any payments from the Lenders pursuant to this Section 2A.6, it shall promptly pay to each Lender which has funded its participating interest therein an amount equal to the such Lender's Commitment Share thereof. Each such payment shall be made by the Issuing Bank on the Business Day on which the funds are paid to such Person, if received prior to 10:00 am. (Atlanta, Georgia time) on such Business Day, and otherwise on the next succeeding Business Day.

     (d) Documentation. Upon the request of any Lender, the Issuing Bank shall furnish to such Lender copies of the Letter of Credit, Letter of Credit Application Agreement and other relevant documentation relating to the Letter of Credit.

     (e) Obligations Irrevocable. The obligations of the Lenders to make payments to the Issuing Bank with respect to the Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

          (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in the Letter of Credit or any transferee of the Letter of Credit (or any Person for whom any such transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or any unrelated transactions;

          (iii)     any draft, certificate or any other
     document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

          (v) payment by the Issuing Bank under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (vi) payment by the Issuing Bank under the Letter of Credit against presentation of any draft or certificate that does not comply with the terms of the Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the Issuing Bank; or

          (vii)     any other circumstances or happenings
     whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Issuing Bank.

     Section 2A.7.  Payment of Reimbursement Obligations.

     (a) Payments to Issuing Bank. The Borrower agrees to pay to the Issuing Bank the amount of all Reimbursement
Obligations, interest and other amounts payable to the Issuing
Bank under or in connection with the Letter of Credit immediately when due, irrespective of:

          (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

          (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in the Letter of Credit or any transferee of the Letter of Credit (or any Person for whom any such transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or any unrelated transactions;

          (iii)     any draft, certificate or any other
     document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

          (v) payment by the Issuing Bank under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (vi) payment by the Issuing Bank under the Letter of Credit against presentation of any draft or certificate that does not comply with the terms of the Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the Issuing Bank; or

          (vii)     any other circumstances or happenings
     whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Issuing Bank.

     (b) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrower received by the Issuing Bank with respect to the Letter of Credit and distributed by the Issuing Bank to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding, each Lender that received such distribution shall, upon demand by such Issuing Bank, contribute such Lender's Commitment Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank upon the amount required to be repaid by it.

     Section 2A.8.  Compensation for Letter of Credit.

     (a) Letter of Credit Fees. The Borrower shall pay to the Agent a letter of credit fee ("Letter of Credit Fee") equal to the product of the face amount of the Letter of Credit and the Applicable Percentage with respect to the Revolving Loans, payable in arrears on the last Business Day of each fiscal quarter of the Borrower. Letter of Credit Fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). The Agent shall promptly remit the Letter of Credit Fees, when paid, to the Lenders in accordance with their Commitment Shares thereof.

     (b) Issuing Bank Charges. The Borrower shall pay to the Issuing Bank, solely for its own account, the standard charges assessed by the Issuing Bank in connection with the issuance, administration, amendment and payment or cancellation of Letter of Credit issued hereunder, which charges shall be those typically charged by the Issuing Bank to its customers generally having credit and other characteristics similar to the Borrower, as determined in good faith by the Issuing Bank.

     Section 2A.9.  Indemnification; Exoneration.

     (a) Indemnification. In addition to amounts payable as elsewhere provided in this Article 2A, the Borrower shall protect, indemnify, pay and save the Issuing Bank and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Issuing Bank, or any Lender may incur or be subject to as a consequence of the issuance of the Letter of Credit for the Borrower's account other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

     (b) Assumption of Risk by Borrower. As between the Borrower, the Issuing Bank and the Lenders, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letter of Credit by, the respective beneficiaries of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank and the Lenders shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) failure of the beneficiary of the Letter of Credit to comply duly with conditions required in order to draw upon the Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, for errors in interpretation of technical terms, (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under the Letter of Credit or of the proceeds thereof, (vii) the misapplication by the beneficiary of the Letter of Credit of the proceeds of any drawing under the Letter of Credit; and (viii) any consequences arising from causes beyond the control of the Issuing Bank or the Lenders.

     (c) Exoneration. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank under or in connection with the Letter of Credit or any related certificates if taken or omitted in good faith and with reasonable care, shall not put the Issuing Bank or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

     Section 2A.10. Credit Yield Protection; Capital Adequacy. If the adoption after the date hereof of any applicable law, statute, rule, regulation, ordinance, writ, injunction, decree, order, judgment, guideline or decision of any Authority ("Governmental Rule"), any change after the date hereof in any interpretation or administration of any applicable Governmental Rule by any Person charged with its interpretation or administration or compliance by the Issuing Bank or any Lender with any request or directive (whether or not having the force of law) of any such Person:

          (a) shall subject the Issuing Bank or any Lender to any tax (other than overall net income taxation), duty or other charge with respect to any amount drawn on the Letter of Credit or its obligation to make any payment under the Letter of Credit, or to maintain the Letter of Credit, or shall change the basis of taxation (other than overall net income taxation) of payments to the Issuing Bank or any Lender of any amounts due under this Agreement or any amount drawn on the Letter of Credit; or

          (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System or any Person regulating insurance activities or insurance companies), special deposit or similar requirements against assets of, deposits with or for the account of, credit extended by, Letter of Credit issued or maintained by, or collateral subject to a lien in favor of the Issuing Bank or any Lender, or shall impose on the Issuing Bank or any Lender any other condition affecting any amount drawn on the Letter of Credit, or its obligation to make any payment under the Letter of Credit, as the case may be, or to maintain the Letter of Credit; then the remaining provisions of this Section 2A.10 shall apply. If the result of any of the foregoing (without regard to whether the Issuing Bank or any Lender shall have sold participations in its respective obligations under this Agreement) is to increase the cost to or to impose a cost on the Issuing Bank or any Lender of making or maintaining any amounts payable hereunder, of maintaining the Letter of Credit, or to reduce the amount of any sum received or receivable by the Issuing Bank or any Lender under the Letter of Credit, then:

               (i)  the Issuing Bank or such Lender shall
          promptly deliver to the Borrower a certificate stating the change which has occurred or the reserve requirements or other conditions which have been imposed on the Issuing Bank or such Lender or the request, direction or requirement with which it has complied, together with the date hereof; and

               (ii)  the Borrower shall pay to the Issuing
          Bank or such Lender within 15 days of written request (which request shall state the amount of increased cost, reduction or payment and the way in which such amount has been calculated), such amount or amounts as will compensate the Issuing Bank or such Lender for the additional cost, reduction of return or payment incurred by the Issuing Bank or such other Lender. The written request of the Issuing Bank or such Lender as to the additional amounts payable pursuant to this paragraph delivered to the Borrower shall be conclusive evidence of the amount thereof in the absence of manifest error.

          (c) If any Lender shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (d) Each Lender will promptly notify the Borrower and the Issuing Bank of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

          (e) The provisions of this Section 2A.10 shall be applicable with respect to any participant, assignee or other transferee, and any calculations required by such provisions shall be made based upon the circumstances of such participant, assignee or other transferee.

     (5) Section 3.1(f) of the Credit Agreement is amended by deleting Section 3.1(f) and substituting therefore the following:

          (f) The Borrower shall make additional mandatory prepayments to the Lenders in amounts equal to 100% of the net proceeds from any (i) sale or other disposition, or series of related sales or dispositions, by the Borrower of any assets where the net proceeds exceed $1,000,000, other than (x) the sale of assets contemplated by the Agri Services Purchase Agreement, if such sale is consummated on or before November 30, 1998, (or on or before such later date as may be designated by the Term Loan Lenders as provided in clause (d) above) and (y) the sale of inventory in the ordinary course of business, (ii) offering by the Borrower of equity or subordinated debt (other than an offering which increases the outstandings under the Borrower's existing subordinated loan certificates or the subordinated capital certificates), or (iii) sale by the Borrower of any of the SSC Securities.

     (6) Section 3.1(g) of the Credit Agreement is amended and restated in its entirety as follows:

          (g) The mandatory prepayments required by subsection (f) above shall be applied first to the outstanding Revolving Loans and then to the outstanding 364-Day Loans. The mandatory prepayments required by subsection (f)(iii) above shall be applied first to the L/C Loan and then to the other outstanding Revolving Loans.
     (7) Section 3.1(h) of the Credit Agreement is amended and restated in its entirety as follows:
          (h) If at any time: (A) the aggregate principal amount of Revolving Loans, 364-Day Loans and Letter of Credit Obligations, outstanding exceeds (B) the Borrowing Base in effect at such time, then the Borrower shall immediately pay to the Agent for the respective accounts of the Lenders the amount of such excess. Such payment shall be applied to pay first, all amounts of interest and principal outstanding on the Revolving Loans, and second all amounts due and owing on the 364-Day Loans.
     In the event the Borrower is required to pay any outstanding Eurodollar Borrowings by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall indemnify each Lender against the losses, costs and expenses described in
     Section 3.16 incurred by such Lender.


     (8) Section 3.2 of the Credit Agreement is amended by deleting paragraphs (a) and (c) and substituting therefore the following:

          (a)  the aggregate amount of all outstanding
     Revolving Loans advanced under the Revolving Credit
     Commitments plus the Letter of Credit Obligations exceed the aggregate amount of the Revolving Credit Commitments;
     or

          (c)  the aggregate amount of all outstanding
Revolving Loans advanced under     the Revolving Credit
Commitments, plus the aggregate amount of all outstanding 364-Day Loans advanced under the 364-Day Line of Credit
Commitments, plus the Letter of    Credit Obligations, exceed
the Borrowing Base in effect at such time. If such aggregate outstanding amount does exceed the Borrowing Base, the
Borrower shall immediately    repay the Revolving Loans and
364-Day Loans by an aggregate amount equal to such     excess,
together with all accrued but unpaid interest on such excess
amount and any      amounts due under Section 3.16 of this
Agreement.

     (9) Section 3.21 of the Credit Agreement is amended by deleting last sentence and substituting therefore the following:

     The Agent and the Lenders agree to release the Collateral (other than the Additional Collateral and the Collateral subject to the Second Escrow Agreement) from the liens of the Collateral Documents at such time as all amounts outstanding under the Term Notes have been repaid in full and, for the prior three fiscal quarters of the Company,
     (a) the Company's ratio of Consolidated Funded Debt to Total Capital has been less than or equal to .40 to 1.00, and (b) the Company's ratio of Indebtedness for Money Borrowed to EBITDA has been less than or equal to 2.75 to 1.00.


     (10) Section 4.2 of the Credit Agreement is amended by deleting the initial paragraph of Section 4.2 and substituting therefore the following:

          Conditions to all Loans. At the time of the making of all Loans and the issuance of the Letter of Credit (before as well as after giving effect to such Loans and to the proposed use of the proceeds thereof or the issuance of the Letter of Credit), the following conditions shall have been satisfied or shall exist:

     (11) Section 4.2(b) of the Credit Agreement is amended by deleting Section 4.2(b) and substituting therefore the following:

          (b) all representations and warranties by the Borrower contained herein shall be true and correct with the same effect as though such representations and warranties had been made on and as of the date of such Loans or the issuance of the Letter of Credit;

     (12) Addition of Sections 6.17. The Credit Agreement is amended by adding a new Section 6.17 thereto as follows:

          Section 6.17. Real Property Collateral. So long as any Letter of Credit Obligation remains outstanding or any part of the L/C Loan remains unpaid, Borrower shall grant to the Agent for the ratable benefit of the Lenders and as collateral for the Loans and the Letter of Credit Obligations a perfected first priority lien (in the form of certain of the Real Estate Mortgages) on Real Property (the "Additional Collateral") with a value equal to (i) prior to the Appraisal Date, an insured replacement value of $150,000,000, which property is more specifically set forth on Schedule 6.17 to this Second Amendment, and (ii) at all times thereafter, an appraised value (as determined by an MAI appraiser acceptable to the Agent) (the "Appraised Value") of $105,000,000.

     (13) Addition of Sections 6.18. The Credit Agreement is amended by adding a new Section 6.18 thereto as follows:

          Sections 6.18. Delivery of Appraisals. As soon as possible, but in no event later than the Appraisal Date, the Borrower shall provide the Agent with appraisals prepared by an MAI certified appraiser acceptable to the Agent with respect to each property constituting Additional Collateral. In the event that the Borrower fails to provide such appraisals or the Appraised Value as set forth therein is less than $105,000,00, the Agent shall, notwithstanding anything to the contrary contained in any Loan Document, including without limitation the Escrow Agreement, be entitled to file Real Estate Mortgages against additional Real Property.

     (14) Addition of Section 6.19. The Credit Agreement is amended by adding a new Section 6.19 thereto as follows:

          Section 6.19.  Delivery of SSC Securities.
     Borrower will deliver to the Agent (i) all SSC Securities purchased by the Borrower immediately upon its receipt thereof and (ii) blank stock powers duly executed by the Borrower for all of the SSC Securities,

     (15) Addition of Section 6.20. The Credit Agreement is amended by adding a new Section 6.20 thereto as follows:


          Section 6.20. Delivery of Additional Agreements. Within 30 days of the Second Amendment Closing Date, Borrower will execute and deliver to the Agent the SSC Pledge Agreement, each in form and substance acceptable to the Agent in its sole discretion.

     (16) Amendment to Section 7.4.  Section 7.4 of the Credit
Agreement is amended by deleting paragraph (u) and substituting therefor the following:

          (u) purchase the assets described in Section 7.3(i) hereof; and

          (v)  the purchase of the SSC Securities.

     (17) Amendment to Section 8.1(a).  Section 8.1(a) of the
Credit Agreement is amended by deleting Section 8.1(a) and substituting therefore the following:

          (a)   The Borrower fails to pay when due (i) any
payment of principal due on any    of the Notes or (ii) any
Reimbursement Obligation; or

     (18) Amendment to Section 8.2.  Section 8.2 of the Credit
Agreement is amended by adding a new paragraph (e) to the end of Section 8.2 as follows:

          (e) Upon the occurrence of an Event of Default, to the extent of any existing Letter of Credit Obligations, the Agent may immediately advance the principal amount thereof and set aside the amounts so advanced as a collateral reserve for payment of the Reimbursement Obligations relating to Letter of Credit which are subsequently funded. After the Letter of Credit has been canceled and all Reimbursement Obligations have been satisfied, and the Issuing Bank has been reimbursed all amounts funded by it with respect thereto, any balance remaining in said collateral reserve may be applied to other amounts owed by the Borrower hereunder, and, if none, shall be remitted to Borrower.

     Section 2. Conditions Precedent. This Second Amendment and the obligations of the Lenders evidenced hereunder shall not be effective unless:

     (a)  Second Escrow Agreement.  Execution and delivery by
Borrower of the Second Escrow Agreement.

     (b) Opinion of the Borrower's Counsel. The Borrower shall have delivered to the Lenders, at the Borrower's expense, a favorable written opinion from (i) Messrs. Alston & Bird LLP, special counsel for the Borrower, dated as of and delivered on the date of execution of this Second Amendment, satisfactory to the Agent, and (ii) J. David Dyson, Esq., General Counsel, Vice President, and Secretary of the Borrower, dated as of and delivered on the date of execution of this Agreement, satisfactory to the Agent.

     (c) No Defaults. The Borrower shall be in full compliance with all the terms and conditions of this Agreement, and no Default or Event of Default shall have occurred, and the Borrower shall have delivered to the Lenders a certificate from an authorized officer of the Borrower certifying such matters as the Lenders shall reasonably request.
     (d) Accuracy of Representations and Warranties. The representations and warranties set forth herein shall be true and correct, and the Borrower shall have delivered to the Lenders a certificate from an authorized officer of the Borrower certifying such matters related to the representations and warranties as the Lenders shall reasonably request.

     (e) Corporate Action and Authority; Incumbency Certificate. The Borrower shall have delivered to the Lenders
(i) confirmation that no change has been made to its organizational papers, (ii) certificates from the Secretaries of State of those states in which it is legally required to qualify to transact business as a foreign corporation, certifying its good standing as a corporation in such states, and (iii) a copy of the resolutions passed by its Board of Directors authorizing (A) its execution and delivery of and the performance of the obligations under the Loan Documents to which it is a party, as amended by this Second Amendment, (B) the purchase of the SSC Securities, (C) the issuance of the Letter of Credit on behalf of the Borrower, and (D) the pledge of the Real Property as collateral hereunder, each certified by its Secretary or Assistant Secretary, on behalf of and under its seal, to be true and correct.

     (f) Executed Counterparts. The execution of a counterpart hereof by the Borrower and the Lenders and receipt by the Borrower and the Agent of written or telephonic notification of such execution and authorization or delivery thereof.

     (g) Guarantor Consents. Receipt by the Agent of a duly executed Consent and Reaffirmation of Guarantors; and

     (h) Payment of Fees. The Agent shall have received payment by the Borrower of an amendment fee of $125,000 and all fees set forth in the letter agreement dated as of October
13, 1998, between Borrower and the Agent.

     Section 3.  Reference to and Effect on the Credit
Agreement and the Other Loan Documents.

     (1) On and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

     (2)  Except as specifically amended by this Second
Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (3) The execution, delivery and performance of this Second Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

     Section 4.  Miscellaneous.

     (1)  Section and Subsection Headings.   Section and
Subsection headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose or be given any substantive effect.

     (2)  Governing Law.   This Second Amendment and the
rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

     (3) Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto and separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                              GOLD KIST INC.


                              By: /s/ Stephen O. West
                              Name: Stephen O. West
                              Title: Treasurer

                              Attest: /s/Barbara M. Goetz
                              Name: Barbara M. Goetz
                              Title: Assistant Secretary

                              [CORPORATE SEAL]


                              COOPERATIEVE CENTRALE RAIFFEISEN-
                              BOERENLEENBANK
                              B.A., "Rabobank
                              Nederland", NEW YORK BRANCH,
                              individually and as Agent


                              By: /s/ R. J. Beard
                              Name: R. J. Beard
                              Title: Vice President



            CONSENT AND REAFFIRMATION OF GUARANTORS

          Each of the undersigned (i) acknowledges receipt of the foregoing Second Amendment to Credit Agreement (the "Second Amendment"), (ii) consents to the execution and delivery of the Second Amendment by the parties thereto and
(iii) reaffirms all of its obligations and covenants under the Guaranty Agreement dated as of [August 4, 1998] executed by it, and agrees that none of such obligations and covenants shall be affected by the execution and delivery of the Second Amendment.

                              AGRATECH SEEDS INC.          (SEAL)



                              By:/s/ Stephen O. West
                              Title: Assistant Treasurer

                              AGRATRADE FINANCING, INC.    (SEAL)



                              By:/s/ Stephen O. West
                              Title: Treasurer


                              CAROLINA GOLDEN PRODUCTS
                              COMPANY, INC.             (SEAL)



                              By:/s/ Stephen O. West
                              Title: Treasurer


                              CROSS EQUIPMENT COMPANY, INC. (SEAL)



                              By:/s/ Stephen O. West
                              Title: Treasurer


                              DIXICO PET FOOD, INC.        (SEAL)


                              By:/s/ Stephen O. West
                              Title: Assistant Treasurer



                              FARMKIST ENTERPRISES, INC.   (SEAL)



                              By:/s/ Stephen O. West
                              Title: Treasurer



                              GK FINANCE CORPORATION   SEAL)


                              By:/s/ Stephen O. West
                              Title: Treasurer



                              GK PEANUTS, INC.    SEAL)


                              By:/s/ Stephen O. West
                              Title: Assistant Treasurer



                              GK PECANS, INC.     SEAL)



                              By:/s/ Stephen O. West
                              Title: Treasurer



                              LUKER INC.          SEAL)



                              By:/s/ Stephen O. West
                              Title: Assistant Treasurer


11562/Securities/Exhibit/2nd Amendment to Credit Agreement